EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-14683) of GeoScience Corporation of our report dated February 18, 1998, appearing on page F-2 of this Annual Report on Form 10-K.

PRICE WATERHOUSE LLP

Houston, Texas
March 26, 1998